SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2002

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  765-7801

Item 5.  Other Events.

On August 30, 2002, Marshall & Ilsley Corporation and Mississippi Valley Bancshares, Inc. jointly announced that election forms and letters of transmittal were being mailed to the shareholders of Mississippi Valley Bancshares, Inc. in connection with the pending merger between Mississippi Valley and Marshall & Ilsley.  The press release announcing the mailing of the election forms and letters of transmittal to the shareholders of Mississippi Valley and the form of election form and letter of transmittal are attached hereto as exhibits and are incorporated herein by reference.

The amended By-Laws of Marshall & Ilsley are also attached hereto as an exhibit.

Item 7.  Exhibits.

Exhibit No.	Description

3.1	By-Laws of Marshall & Ilsley Corporation
99.1	Press Release dated August 30, 2002
99.2	Form of Election Form and Letter of Transmittal

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2002	MARSHALL & ILSLEY CORPORATION

By: /s/ Randall J. Erickson
Randall J. Erickson Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	By-Laws of Marshall & Ilsley Corporation
99.1	Press Release dated August 30, 2002
99.2	Form of Election Form and Letter of Transmittal